COURT ORDER


ORDER NO:  98 1287
DATE:      JUNE 23, 1998

STATE OF TEXAS
COUNTY OF DALLAS

BE IT REMEMBERED, at a regular meeting of the Commissioners Court of Dallas County, Texas, held on the 23rd day of June, 1998, on motion made by Kenneth A. Mayfield, Commissioner of District No. 4, and seconded by Mike Cantrell, Commissioner of District No. 2,the following order was adopted:

WHEREAS, this matter was briefed to the Commissioners Court on June 23, 1998;
and

WHEREAS, the Dallas County Commissioners Court and the Dallas County Juvenile Board entered into a contract with the Correctional Services Corporation for the implementation and operation of the Dallas County Secure Post-Adjudication Residential Facility located at 1508-A East Langdon Road, Dallas, Texas;
and

WHEREAS, the contract is to begin June 29, 1998, and end September 30, 1999 with the option of two annual renewals; and

WHEREAS, under the terms of the contract Dallas County is required to provide a facility to be located on the campus of the Dallas County Youth Village, located at 1508-A East Langdon Road, Dallas, Texas; and

WHEREAS, the facility consists of 30,668 square feet of building space and is located on a 7.673 acre tract of land; and

WHEREAS, the Contractor will be responsible for providing services in the implementation and operation of a 96 bed facility; and

WHEREAS, the Contractor will manage, supervise and operate the facility and receive, supervise and care for each juvenile that is assigned to and enrolled in the facility by a Court of competent jurisdiction; and

WHEREAS, Dallas County is responsible for the staff, maintenance of the building, utilities, operating expense including electricity, water, sewage, pest control, trash collection and local telephone services; and

WHEREAS, the Assistant Director of Facilities Management and the Assistant District Attorney, Civil Section have reviewed the terms of the License Agreement and concur.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED by the Commissioners Court of Dallas County, Texas that the County Judge is hereby authorized and directed to execute a License Agreement with the Correctional Services Corporation for approximately 30,668 square feet of building space on a 7.673 acre tract of land designated for use as a Secure Post-Adjudication Residential Facility, on the campus of the Dallas County Youth Village, for a one year, three month term commencing on June 29, 1998, ending September 30, 1999, with two one year renewal options; with Dallas County providing maintenance staff, maintenance, utility operating services to include electricity, water, sewage, pest control, trash collection and local telephone.
services.

DONE IN OPEN COURT this the 23rd day of June, 1998.

By:  Lee F. Jackson     By:  Jim Jackson                By:  Mike Cantrell
     County Judge            Commissioner District #1   Commissioner District #2

          By:  John Wiley Pride              By:  Kenneth A. Mayfield
               Commissioner District #3           Commissioner District #4

                      Recommended by:  Dan Savage
                                       Assistant Administrator for Operations

                                    CONTRACT

                                   EXHIBIT "C"


              SUBJECT TO DALLAS COUNTY COMMISSIONERS' COURT APPROVAL


                               LICENSE AGREEMENT


                          DALLAS COUNTY YOUTH VILLAGE
                           1508-A EAST LANGDON ROAD


                   DALLAS COUNTY, TEXAS AND THE DALLAS COUNTY
                             JUVENILE BOARD (DCJB)


                                      and


                        CORRECTIONAL SERVICES CORPORATION


                                 DATE: JUNE 1998

                                LICENSE AGREEMENT

This Agreement is entered into to be effective the ____ day of June, 1998, between Dallas County, Texas, (County), the Dallas County Juvenile Board (DCJB), and Correctional Services Corporation, hereinafter referred to as ("CSC").

                                     RECITALS:

WHEREAS, CSC, Dallas County and Dallas County Juvenile Board have entered into a Contract that will provide services for Dallas County and Dallas County Juvenile Board for the purpose of implementation and operation of the Dallas County Secure Post-Adjudication Residential Facility, as provided for by the Contract, pursuant to the minimum standards promulgated in administrative law by the Texas Juvenile Probation Commission (TJPC), Texas Administrative Code Title 37, Chapter 344; all legal requirements in Section 51.12 of the Texas Family Code; and the standards by the Texas Commission on Alcoholism and Drug Abuse (TCADA) for operations of a substance abuse treatment facility (hereinafter the "Contract"); and

WHEREAS, County has agreed to furnish the real and personal property as described in the Request for Proposal 98-052 and the Contract for the use of Correctional Services Corporation for the limited purpose of implementing and operating the Dallas County Secure Post-Adjudication Residential Facility (hereinafter referred to as "Facility", to be located on the campus of the Dallas County Youth Village, 1508-A East Langdon Road, Dallas, Texas); and

WHEREAS, The Dallas County Juvenile Department(hereinafter referred to as "Juvenile Department") will serve as the designated County agency to oversee and manage operations on behalf of Dallas County; and

WHEREAS, the Dallas County Commissioners Court has agreed to license the Facility located at the Dallas County Youth Village as requested by CSC and DCJB.

NOW THEREFORE, subject to the mutual covenants contained herein, County does hereby grant a license to CSC, including the right for CSC to permit the use of the property by its agents, employees, invites, licensees and assigned Juveniles and CSC does hereby take such License from County, on and subject to the terms and conditions set forth, for the hereinafter described property as follows:

                                      I.
                                BASIC TERMS

(A) Definitions:

"County" means Dallas County acting through the Dallas County Commissioners Court. As used in this License only, it does =t include the Dallas County Juvenile Board.

"CSC" means Correctional Services Corporation, and their officers, agents, employees, invites, licensees, Juveniles, or visitors.

"DCJB" means the Dallas County Juvenile Board, its officers, department heads, employees, invitees, contractors, sub-contracts and vendors.

"Essential Services" means heating, ventilating, air conditioning, and furnishing of water, and utility connections reasonably necessary for occupancy of the Premises for the use stated herein.

"Facility" means the 7.673 acres, more or less, of land and all improvements (including, but not limited to, the Premises) located on the campus of the Dallas County Youth Village, 1508-A East Langdon Road, Dallas, Texas, as more particularly described by metes and bounds description attached hereto as Exhibit "A" and incorporated as if reproduced herein word for word.

"Operating Expenses" means all expenses that County shall reasonably pay in connection with the ownership, and maintenance of the building;

"Premises" means approximately 30,668 square feet of building, more or less, known as the Dallas County Secure Post-Adjudication Residential Facility located at, 1508-A East Langdon, County of Dallas, Texas, as marked in Exhibit "B" which is attached hereto and incorporated herein by reference as if fully reproduced herein.

"Juveniles" shall mean those persons delivered into the possession and control of CSC for residential treatment services as described in RFP 98-052 and the Contract.

"Facility Operation Hours" means twenty four (24) hours per day, seven (7) days per week.

(B) Address of County:

County Dallas County Facilities Management Department
600 Commerce Street                                    Phone - (214)653-6776
9th Floor                                              Fax - (214)653-6822
Dallas, Texas 75202

or other such address as may from time to time be designated by County in writing.

(C) Address of CSC:

Correctional Services Corporation
James F. Slattery
1819 Main Street
Suite 1000
Sarasota, Florida 34236

or other such address as may from time to time be designated by CSC in writing.

                                          II.
                                       LICENSE

(A) The County hereby grants a license to CSC to enter and use the Facility and Premises for the sole purpose of providing residential treatment services as described in Request for Proposals No. 98-052 and Addenda One, Two, and Three issued by Dallas County, as described in the original proposal submitted by Contractor in response to Request for Proposals No. 98-052, and as described in the Contract with the County and DCJB for providing those services, each of which are incorporated herein as if fully reproduced word for word (hereinafter the "Permitted Use"). It is agreed by all parties that the provisions of the Contract supersede the provisions of the Request for Proposals No. 98052 (Exhibit A to the Contract) and Contractor's proposal (Exhibit B to the Contract), to the extent that there is conflict between provisions of the documents.

(B) CSC is hereby granted, delegated and assigned the right to, and CSC hereby agrees to independently manage, supervise and operate the Facility and is solely responsible to receive, supervise and care for each Juvenile that is assigned to and enrolled in the Facility by a Court of competent jurisdiction pursuant to applicable law.

(C) This License shall permit the use of the Facility by CSC 24 hours a day, 365 days a year, until such right is terminated as hereinafter provided.

                                        III.
                                LICENSE DURATION

The right of CSC to use the Facility shall, after execution of this agreement by all parties, commence on the date specified in the Contract (the "Commencement Date") and shall terminate, without further action or notice, upon the termination of the Contract between CSC, County and DCJB and any renewal or extension there of, for the services for which the Permitted Use is being granted, unless terminated earlier as provided in the RFP, the Contract or herein.

                                       IV.
                               SECURITY DEPOSIT

CSC will deposit with the County Treasurer's Office a Security Deposit in the amount of $10,000.00 in the form of a cashier's check or a performance bond. Upon termination of this license and if the Facility and County personally is surrendered to County in strict accordance with Paragraph XVII (SURRENDER OF REAL AND PERSONAL PROPERTY) the security deposit shall be returned to CSC or notification will be given to the Bonding Company that the terms and conditions of such bond have been complied with. If, in the sole determination of County, the Facility and/or personally has not been surrendered in accordance with Paragraph XVII, County shall notify CSC of the cost required to restore the Facility and the personally except for ordinary wear and tear, to good order, condition and repair any damage. CSC agrees to pay to County such cost within ten (10) days of the deposit of notice of such cost into the U. S. Mail, certified or registered, return receipt requested. In the event that County has not received payment in full by 4:00 P.M. on the tenth (lot day after such notice is deposited in the U. S. Mail, County is hereby authorized by CSC to apply all or any part of the security deposit held by the County in payment of all or a portion of said cost. In the event that the cost is less than the amount of the security deposit, the remainder will be returned to CSC. In the event that the cost is more than the security deposit County shall bill CSC for the difference, such amount CSC agrees to pay upon receipt of such billing.

In the event that CSC has supplied a performance bond in lieu of a cash security deposit, failure of CSC to timely pay the cost as billed to CSC by County shall be an act of default and such default shall comply with any and all provisions of the performance bond to permit County to make a valid claim on such bond.

                                      V.
                               USE OF PREMISES

(A) Specific Use. The Premises shall be occupied and used exclusively for the Permitted Use of implementing and operating the Dallas County Secure Post-Adjudication Residential Facility and shall not be used for any other purposes.

(B) Covenants Regarding Use. County and CSC agree that the use of the Facilities is conditioned upon strict compliance with the terms and conditions of the RFP, the Contract and this License. Failure to comply with such provisions shall, at the election of County, be a breach of the Contract and County shall have the right, but not the obligation, of termination of the Contract between the Parties. Failure of County to enforce or require compliance with any occurrence or failure of CSC to comply with such provisions shall not operate or be construed as a waiver of any future occurrence.

In connection with its use of the Facility, CSC covenants and agrees to do the following:

     (1) CSC shall use the Facility only for the Permitted Use and shall conduct its business thereon in a safe, careful, reputable and lawful manner and shall keep and maintain the Facility and all County personally in as good a condition as they were when CSC first took possession thereof other than normal wear and tear.

     (2) CSC shall not commit, nor allow to be committed, in, on or about the Facility any act of civil disturbance or riot, harassment of any nature, or any action or conduct actionable in State or Federal civil or criminal law; any act of waste including any act which might deface, damage or destroy the Facility or any part thereof; use or permit to be used on the Facility any equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Facility; permit any objectionable or offensive noise or odors to be emitted from the Facility; or do anything, or permit anything to be done, except for ordinary wear and tear, which would, in County's opinion, disturb or tend to disturb County.

     (3) Throughout the term of this License, CSC shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Facility, other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order.

CSC covenants and agrees that it will cause to be abated or shall abate, at no cost to County, any nuisances, health, environmental or safety dangers and shall remediate or cause to be remediated all materials that may be in violation of any laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Texas Water Code and the Texas Solid Waste Disposal Act, all as amended, caused by the presence, use, generation, release, discharge, storage, disposal, or transportation of any material by or at the direction of CSC.

     (4) CSC shall not overload the floors of the Premises beyond their designed weight-bearing capacity. County reserves the right, but no obligation, to direct the positioning of all heavy equipment, furniture, fixtures which CSC desires to place in the Premises so as to properly distribute the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified by County.

     (5) CSC shall not use the Facility, nor allow the Facility to be used for any purpose, or in any manner which would, in County's sole opinion, increase the risk of damage, partial destruction or destruction of the Facility, or any portion thereof, invalidate any policy of insurance now or hereafter carried on the Facility or increase the rate of premiums payable on any such insurance policy. Should CSC fail to comply with this covenant, County may, at its option, require CSC to stop engaging in such activity. Failure to comply with such requirement constitutes a breach of this License and County may terminate this License if such requirement is not met after thirty (30) days written notice to CSC from County.

     (6) CSC shall operate and manage the facility in such a manner to provide a clean, safe and sanitary Facility and shall maintain sufficient discipline and control of the Juveniles to prevent any injury (including death) to any person or damage to the real or personal property of County by the Juveniles, Juveniles' family, or other invitees.

     (7) CSC will comply with all County Policies regarding the use of County buildings, including but not limited to the Rules and Regulation attached hereto as Exhibit "C", incorporated herein as if fully reproduced, word for word.

     (8) CSC shall give immediate oral notice to County Facilities Department, confirmed by Fax or written notice immediately, of any failure or problem with any security or fire device or system, any failure or problems with any utility or sewer, dumpster capacity or pick up schedule, vandalism or other damage to or destruction of the Facility, or any portion thereof, or personal property of County, any injury to or death of any person, or any litigation or claim by any party involving CSC, and the Facility, County or DCJB.

     (9) In the event of any fire or police emergency, CSC shall first notify the appropriate emergency response agency (911) and immediately thereafter shall orally notify County of such occurrence and immediately confirm such notice by Fax.

(C) Compliance with Laws. CSC shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, county, municipal or other government agency thereof having jurisdiction over and relating to the use of the facility, janitorial and custodial care, maintenance, condition or occupancy of the Facility, inclusive of all fire, emergency, environmental, health, safety and any construction. CSC shall not be responsible for or required to make structural repairs to the Facility unless such repairs are the result of CSC's particular use of the Facility, CSC's intentional acts or negligence or Juvenile's intentional acts or negligence while in the care, custody and control of CSC.

(D) Compliance with Zoning. It being understood that applicable zoning ordinances and regulations are of public record and that CSC knows the character of its operation on the Premises, CSC shall have sole responsibility for its compliance therewith, and CSC's inability to comply shall not be cause for CSC to terminate this License.

(E) Parking. CSC shall have the right to park employee and private passenger vehicles on the parking lot during business hours. No vehicle will be abandoned on the Facility. Sufficient parking will be designated to comply with the American with Disabilities Act and to provide sufficient parking for guests and visitors.

                                       VI.
                      UTILITIES AND OTHER BUILDING SERVICES

(A) Services to be provided.

    (1) Services to be provided by the County. County shall furnish CSC with the following utilities and other building services in an amount considered by County to be reasonably necessary for CSC's comfortable use and occupancy of the Premises or as may be required by law or directed by governmental authority:

     (a) Essential Services;
     (b) Electricity, water and lighting for operating business machines and equipment in the Premises;
     (c) Water for lavatory and drinking purposes;
     (d) The washing of exterior windows at intervals established by County;
     (e) Repair and maintenance of the Premises and such personally or fixtures as provided by County to CSC, including, but not limited to, kitchen and other food preparation and serving equipment furnished by County, heating and air conditioning systems, and utility and sewer facilities supporting the Premises.
     (f) Dumpster facilities for trash collection.
     (g) Sewage system.
     (h) Installation of Telephone System and instruments and payment of Phone expense for Local (Non-Long Distance) Telephone Service
     (i) Assign adequate staff, and/or contracted services to the Facility to meet maintenance needs.
     (k) Provide and maintain security and fire alarm systems at County's expense.

    (2)  Services to be provided by CSC at its sole cost and expense.

     (a) Janitorial and custodial care of the Facility.
     (b) Responsible for all expenses for long-distance telephone services;
     (c) Repair of all damages to County's property, real or personal, caused by CSC or its agents, employees, contractors, subcontractors, licensees, invitees or by Juveniles while in the care, custody, and control of CSC; and
     (d) Disposal of all trash and garbage from the Facility by placing same in the dumpster provided by County. All wet garbage shall be transported in water tight containers without leakage or spill onto the Facility or within the Premises. In the event of any leakage or spill same shall be immediately cleaned up. All garbage resulting from the preparation or serving of meals will be placed in the dumpster within three (3) hours of the completion of any meal. All trash shall be deposited into the dumpster daily. No trash or garbage, not contained within the dumpster, will remain on the Facility or within the Premises overnight. It the event that the dumpster facility is not adequate to contain the trash and garbage for the period between the time the dumpster is emptied, CSC shall notify County Facilities Management, orally and confirm such notice in writing within two (2) days.

(B) Additional Services. If CSC requests any other utilities or building services in addition to those identified above or any of the above utilities or Facility services in frequency, scope, quality or quantities greater than that which County determines are normally required, County at its sole discretion will determine if it will furnish CSC with such additional utilities or Facility services. In the event County is able to and does furnish such additional utilities or Facility services, the cost thereof shall be borne by CSC, who shall reimburse County monthly for the same as provided in Paragraph VI (D) (Payment for Utilities and Services) hereof. If CSC requests or installs any lights, machines or equipment (including but not limited to computers), permission for which CSC shall request in writing prior to installation, that materially affect the temperature otherwise maintained by the Premises' air conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights, business machines and equipment typically used in the Premises, County shall have the right to install any machinery or equipment which County considers reasonably necessary in order to restore the temperature balance in the Premises, including that which modifies the air conditioning system. County shall notify CSC in writing of such need prior to County's installation of equipment that may materially affect the temperature for equipment or HVAC upgrade and CSC shall agree to such changes prior to installation of same.

All costs expended by County to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by CSC, who shall reimburse County for the same as provided in Paragraph VI (D) hereof. All such items become the property of County after installation and acceptance. All warranties, if any, shall be issued in the name of the County for its use and benefit. CSC shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by CSC in office buildings comparable to the Premises, nor any water cooled machinery or equipment without County's prior written consent. If County determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Premises' electrical system or is in any way incompatible therewith or will materially affect utility costs, County shall have the right, as a condition to granting this consent, to make such modifications to any utility system or other parts of the Premises, or to require CSC to make such modification to the equipment to be installed or connected. The cost of any such metering or modifications shall be borne by CSC, who shall reimburse County for the same (or any portion thereof paid by County) as provided in Paragraph VI (D) hereof.

(C) Interruption of Services. CSC understands, acknowledges and agrees that any one or more of the utilities or other services may be interrupted by reason of accident, emergency or other causes beyond County's control, or may be discontinued or diminished temporarily by County or other persons until certain repairs, alterations or improvements can be made; that County does not represent or warrant the uninterrupted availability of such utilities or services; and that any such interruption shall not be deemed as an eviction or disturbance of CSC's right to possession, occupancy and use of the Facility or any part thereof, or render County liable to CSC in damages, or relieve CSC from the obligation to comply with the terms and conditions of RFP 98-052, the Contract between CSC, County and DCJB or perform its covenants under this License.

(D) Payment for Utilities and Services. The cost of additional utilities and other services furnished by County at the request of CSC or as a result of CSC activities as provided in Paragraph VI (B)(Additional Services) hereof shall be paid by CSC, who shall be separately billed thereof and who shall reimburse and pay County monthly for the same.

                                      VII.
                                   POSSESSION

Possession. Possession of the Property shall be in accordance with the Contract Section 6 (Facility) Paragraphs (B) and (C).

                                      VIII.
          REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

(A) Repair and Maintenance of Premises. County shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Premises and electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises. Such maintenance services will be available Monday through Friday, 7:00 A.M. to 3:30 P.M. and thereafter on an emergency basis by calling (214)653-6776.

(B) Alterations. Installation or Improvements. In the event that CSC shall determine that any alteration or improvement to the Facility or installation of any system or equipment is required, CSC shall notify County of any installation, alteration or improvement requested. County, at its sole discretion, shall determine if such alteration, installation or improvement will be permitted. CSC shall not make, nor permit to be made, any installation, alterations or improvements to the Facility without the prior written consent of the County. If County permits any installation, alterations or improvements, County, at its sole election, may make such installation, alterations or improvements with County forces or County contractor, or may allow CSC to make such installation, alterations or improvements. In the event that CSC shall be permitted to make such installation, alterations or improvements CSC shall make the same in accordance with all applicable laws and building codes, in a good workmanlike manner and in quality equal to or better than the original construction of the Facility and shall comply with such requirements as the County considers necessary or desirable including, without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. CSC shall promptly pay all costs attributable to such installation, alteration and improvements and shall not allow any lien to attach to such property. CSC shall promptly repair any damage to the Facility caused by any such alteration or improvements. Any installation, alteration or improvements to the Facility, except CSC owned movable office furniture and equipment, shall become part of the realty and title to the property shall be in the County and shall not be removed by CSC.

(C) Trade fixtures. All trade fixtures installed on the Facility shall become the property of Dallas County and shall not be removed by CSC at the expiration or earlier termination of the License.

                                       IX.

                                      SIGNS

CSC shall not inscribe, paint, affix or display any signs, advertisements or notices on the premises and visible from outside except for such CSC identification information as County permits to be included or shown on the directory board in the main lobby and on CSC access doors to the premises, with prior approval by County of the type, kind, content and method of attachment.

                                       X.

                           FIRE OR OTHER CASUALTY

For the purposes of this section the term "Destruction of the Premises" shall mean the destruction of or damage to the building, equipment therein and attachments thereto by fire or other casualty that would prevent the housing of any Juveniles in such a manner as to be in compliance with the Contract. The term "Partial Destruction of the Premises" shall mean the destruction of or damage to the building, equipment therein and attachments thereto by fire or other casualty that will allow the housing of part or all of any Juveniles in such a manner as to be in compliance with the Contract.

(A) Destruction of the Premises. If there should be a Destruction of the Premises, as hereinabove defined ,CSC and County shall make such arrangements as are necessary for the safety and well being of such Juveniles. Upon request by the County or DCJB, CSC shall transfer all Juveniles, including all records and information, to either County or DCJB or their assignee's custody who shall thereafter be responsible for their custody and control and payment to CSC shall or shall not be made in conformity with the Contract.

County shall have the right and option, at its sole determination, to be exercised within sixty (60) days following the date of the occurrence, to give CSC written notice that either (1) County will reconstruct and restore the Premises to a condition sufficient to allow CSC to provide the services listed in RFP 98-052 and/or the Contract for all or a portion of the Juveniles. In this event County and its contractors and subcontractors will have the unrestricted right to enter upon the Facility for such reconstruction or restoration. In this event this License agreement shall remain in full force and effect for the duration of the License upon the same terms, conditions and covenants contain here with such adjustment in cost as may be contained in the Contract or (2) terminate this license as of the date of the casualty.

(B) Partial Destruction of the Premises. If there should be a Partial Destruction of the Premises, as hereinabove defined, CSC, County and DCJB shall make such arrangements as are necessary for the safety and well being of such Juveniles. CSC shall notify County and the DCJB, in writing, the number of Juveniles that can be retained within the Facility. CSC and County and DCJB shall agree on the number of Juveniles, if any, that requires transfer from the Facility. Upon request by the County or DCJB, CSC shall transfer the Juveniles, as agreed upon, including all records and information, to either County or DCJB or their assignee's custody who shall thereafter be responsible for their custody and control and payment to CSC shall or shall not be made in conformity with the Contract.

County shall have the right and option to either (l) repair or reconstruct such damages to part of the Premises to substantially the same condition as it was prior to the casualty and this license shall continue in full force and effect for the duration of the License or (2) terminate this license as of the date of the casualty.

(C) County Diligence. In the event County shall repair or reconstruct the Premises, County shall use reasonable diligence in completing such reconstruction repairs.

(D) Condition Precedent County's obligation to repair or reconstruct all or any part of the Facility is conditioned upon the receipt of any and all insurance proceeds, budget and fiscal requirements and restrictions, compliance with the Constitution and Laws of the State of Texas and any and all grant or other contractual matters affecting the Facility.

(E) County's Reconstruction. County's exercise of its option to reconstruct and restore the Premises shall be limited to the repair and restoration of the Premises in the same condition as was tendered to CSC at the Commencement date of this License.

(F) Election of Remedies. Notwithstanding anything contained herein to the contrary, in the event that any damage to the building or premises shall be the result of the negligence or acts of CSC or Juveniles while in the care, custody and control of CSC, County does not waive and specifically hereby reserves all rights and remedies as provided by law.

                                         XI.

                           INSURANCE AND INDEMNIFICATION

(A) Property Insurance. CSC shall, at all times during the term of this License and at CSC's own expense, insure the Facility, (including Premises) against all risk of loss or damage of whatever kind and nature by providing a Standard All-Risk insurance policy (including coverage against vandalism and malicious mischief) insuring the Facility (including Premises) against all loss, damage or destruction in the minimum sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00). The Juvenile Board of Dallas County and
Dallas County shall be the named insureds on such policy. In addition to the insurance covering the Facility, CSC, shall, at all times during the term of this License and at CSC's own expense, provide, as either a separate policy or jointly with the Facility policy, an additional Standard All-Risk insurance policy (including coverage against vandalism and malicious mischief) insuring the full replacement value of County's improvements, alterations, modifications, trade fixtures, furniture, supplies, and all items of personal property of County located on or within the Facility. The Juvenile Board of Dallas County and Dallas County shall be the named insureds on such insurance policy.

(B) Liability Insurance. CSC shall, at all times during the License term and at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage; commercial or business auto liability insurance; and contractual liability coverage, with minimum limits of $5,000,000.00 on account of bodily injuries to, or death of one person and an aggregate of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) for any one occurrence. The Juvenile Board of Dallas County and Dallas County shall be named additional insureds on said policy.

(C) Workers' Compensation Insurance. CSC shall, at all times during the term of this License and at its own expense, provide and keep in full force and effect a policy of workers' compensation insurance for coverage in Texas with an Employer's liability limit of:

          Bodily Injury by accident - $500,000.00 each employee
          Bodily Injury by disease - $500,000.00 policy limit
          Bodily Injury by disease - $500,000.00 each employee

The Juvenile Board of Dallas County and Dallas County shall be named additional insureds on such policy.

(D) CSC Property Insurance. CSC, at its sole cost and expense, shall, at all times during the License term, keep in full force and effect such insurance as required to fully insure the full replacement value of all personal property, including but not limited to intellectual property that CSC shall have or maintain on or within the Facility. CSC covenants and agrees that in the event of any damage or destruction of such property that CSC will look solely to such insurance for recovery of any and all cost or expense of, damage to or damages resulting from the damage or destruction of such property without cost or contribution from County or DCJB.

(E) Insurance Certificates. All insurance policies or duly executed certificates for the same required to be carried by CSC under this License, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with County within (10) days after execution of this License and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by CSC under this License shall be in form and content, and written by insurers authorized to do business in the State of Texas and acceptable to County, in its sole discretion. If CSC shall fail to comply with any of the requirements relating to insurance, County may obtain such insurance and CSC shall pay to County, the costs of said premiums on demand or may be withheld by County from any sum payable by County or DCJB to CSC.

(F) Premiums and Deductibles. All cost of insurance and any deductible shall be paid in full by CSC without claim against or contribution of County or DCJB.

(G) Indemnity. Neither County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, invitees, contractors and subcontractors nor DCJB, its members, Department Heads, offices, employees, agents, invitees, contractors and subcontracts shall be liable to CSC or to CSC's employees, agents, invitee, licensees, or to any other person whomsoever, for any injury to person or damage to property, on or about the Facility, including but not limited to, consequential damage, (1) caused by any act or omission of CSC, its of officers, employees, agents, sublicensees, licensees and concessionaires or of any other person entering the Facility by express or implied invitation of CSC, or (2) arising out of the use of the Facility by CSC, its officers, employees, agents, licensees, or invite, or (3) arising out of any breach or default by CSC its officers, employees, agents, licensees, or invitees, in the performance of its obligations as shown RFP 98-052, the Contract or this License or (4) caused by the improvements located in the Facility being out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Facility, or (5) arising out of the failure or cessation of any service provided by County.

Neither County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, invitees, contractors and subcontractors nor DCJB, its members, Department Heads, office's, employees, agents, invitees, contractors and subcontractors shall be liable to CSC for any loss or damage that may be occasioned by or through the acts or omissions of CSC on the Facility or of any other persons whomsoever. Further, neither County, Dallas County Judge, Dallas County Commissioners, its employees, agents, invitees, contractors and subcontractors nor DCJB, its members, employees, agents, invitees, contractors and subcontracts shall be liable to CSC for any inconvenience or loss to CSC in connection with any of the repair, alteration, installation, maintenance, damage, destruction, restoration, or replacement referred to in this License.

To the fullest extent allowed by law, CSC agrees to indemnify and hold harmless County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors against all claims, demands, actions, suits, losses, damages, liabilities, costs and/or expenses of every kind and nature (including, but not limited to, court costs, litigation expenses and attorneys fees) and all recoverable interest thereon, incurred by or sought to be imposed on County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors because of injury (including death) or damage to property (whether real, personal or inchoate), arising out of or in any way related (whether directly or indirectly, causally or otherwise) to: (1) the performance of, attempted performance of, or failure to perform, operations or work under the Contract by CSC, its subcontractors and/or any other person or entity; (2) the use or condition of the Facility, including the Premises, (3) the selection, provision, use or failure to use, by any person or entity, of any tools, supplies, materials, equipment or vehicles (whether owned or supplied by County, Contractor, or any other person or entity) in connection with said work or operations; (4) the presence on the Facility of CSC, its officers, subcontractors employees, suppliers, vendors, invitees, Juveniles and their invitees, or any other person entering onto the Facility on in the Premises whether or not such person is acting by or on behalf of CSC; or (5) the actions or inactions, intentional or otherwise of CSC, its officers, employees, agents, representatives, subcontractors, vendors, material persons, the Juveniles and their invitees or any other person present in the Facility or the Premises or performing any act or service on CSC's behalf or at its request; (6) the actions or inactions of Juveniles while in the care, custody and control of CSC. This indemnity shall apply, whether or not any such injury or damage has been, or is alleged to have been, caused in whole or in part by the negligence or fault of County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors or on any other theory of liability, including negligence, intentional wrongdoing, strict products liability or the breach of non-delegable duty. CSC further agrees to defend (at the election of County) against any claim, demand, action or suit for which indemnification is provided hereunder at its sole cost and expense, paying same as they shall become due.

Without in any way limiting or restricting the indemnification and defense agreements stated above, CSC agrees that it is the intention of the parties hereto that CSC and its insurers bear the entire risk of loss or injury to any of CSC's employees, officers, "borrowed servants," agents, representatives, subcontractors, vendors, materialmen, Juveniles or their invitees, or any other person present on the Facility or performing any other act or service on CSC's behalf or at its request, or receiving services from CSC, whether or not any such loss or injury is caused in whole or in part by any negligence or fault of County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontracts and without claim against or seeking any contribution therefor from County, the Dallas County Judge, Dallas County Commissioners, Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, representatives, invitees, contractors and subcontractors or their insurers.

                                       XII.

                         LICENSE ASSIGNMENT OR SUBLETTING

This agreement, being a license, grants the right of use to CSC individually and is not transferable by CSC. CSC shall neither assign this License nor sublet all or any part of the Facility without a formal order of the Dallas County Commissioners Court approving such assignment or sublicense.

                                      XIII.

                                 DEFAULT BY CSC

In the event CSC shall breach its covenants or obligations hereunder, and shall be and remain in default for a period of thirty (30) days after written notice from County of such default, County shall have the right and privilege of terminating this License and declaring the same at an end, and of entering upon and taking possession of said Facility, and shall have the remedies now or hereafter provided by law for repossession of the Facility and damages occasioned by such default.

                                      XIV.

                                 DEFAULT BY COUNTY

In the event County shall breach or be in default in the performance of any of the covenants or obligations imposed upon County by this License, and shall remain in default for a period of thirty (30) days after written notice from CSC to County of such default, CSC shall have, as CSC's sole remedy, the right and privilege of terminating this License after furnishing 30 days written notice to County.

                                       XV.

                              ACCESS TO FACILITY

County, its employees and agents shall have the right to enter any part of the Facility at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or Lessees and for making such repairs, alterations or improvements to the Facility as County may deem necessary or desirable.

If representatives of CSC shall not be present to open and permit such entry into the Facility at any time when such entry is necessary or permitted hereunder, County and its employees and agents may enter the Facility by means of a master key or otherwise. County shall incur no liability to CSC for such entry, nor shall such entry constitute an eviction of CSC or a termination of the License.

                                     XVI.

                                 TERMINATION

Subject to the repair, replacement or reproduction of the Facility or any portion thereof, including but not limited to the Premises, due to fire or other casualties, this License may be terminated as follows: (1) without further action or notice, upon the termination or breach of the terms of RFP 98-052 or the Contract between CSC, County and DCJB and any renewal or extension there of, for the services for which the use is being granted or (2) either CSC or County shall have the right, without cause, to terminate the License by giving thirty
(30) days written notice in advance to the other party or (3) County is in default or is in violation of any term of the License, or (4) CSC is in default or is in violation of any term of the License, or(5) as otherwise provided in this license agreement.

                                    XVII.

                                  SURVIVAL

All Indemnification provisions, including but limited to section XI
(f)(Indemnity) of this agreement; all insurance provisions, including but not limited to sections XI (a) (Property Insurance), (b)(Liability Insurance),
(c)(Worker' Compensation Insurance), (c)(Insurance); and (c)(Premiums and Deductibles), section IV(Security Deposit); section XVII (Surrender of Facility and Personal Property); all of section X (Fire and Casualty), and section V (B)
(3) (Hazardous Materials), shall not be extinguished by the termination of this License, but shall survive the termination until (1) final payment made, and/or
(2) completion of any and all litigation until final and unappealable order or judgment has been entered, and/or (3) all insurance claims settled and paid, and/or (4) such item has been fully complied with or (5) the expiration of ten
(10) years, whichever shall first occur, and shall bind and benefit the respective parties and their Legal successors and assigns.

                                    XVIII.

                             SURRENDER OF FACILITY

Upon the expiration or earlier termination of the License, CSC shall surrender the Facility and all County personally to County, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear. CSC shall promptly repair any damage caused by removal of its personal property and shall restore the Facility to the condition existing prior to the installation of the items so removed.

                                      XIX.

                                 CONDEMNATION

(A) If the Facility cannot be used for the purpose contemplated by this License because of condemnation or purchase in lieu of condemnation, this License will terminate.

(B) CSC will have no claim to the condemnation award or proceeds in lieu of condemnation.

                                      XX.

                            LIMITATION OF WARRANTIES

There are no implied warranties of merchantability, of fitness for the particular purpose, or of any other kind arising out of this License, and there are no warranties that extend beyond those expressly stated in this License, including any statutory warranty.

                                     XXI.

                                   NOTICES

Except as otherwise stated herein, any notice, demand or request required or permitted to be given under this License or any law shall be deemed to have been given if reduced to writing and delivered in person or mailed by overnight or Registered Mail, postage paid, to the party who is to receive such notice, demand or request at the addresses set forth at paragraph I(B) or I(C) and below, as applicable, or at such other address as County or CSC may specify from time to time by written notice. Such notice, demand or request, except as otherwise stated herein, shall be deemed to have been given three (3) days subsequent to the date it was so delivered or mailed.

COUNTY:                                     CSC:
County of Dallas                            Correctional Services Corporation
Facilities Management Department            James F. Slattery
600 Commerce Street, 9th Floor              President and CEO
Dallas, Texas 75202                         1819 Main Street, Suite 1000
                                            Sarasota, Florida 34236

                                      XII.

                          RELATIONSHIP OF THE PARTIES

CSC is an independent contractor and not an agent, servant or employee of Dallas County. CSC represents and warrants that it has sole control over the Facility and is solely responsible for the day to day condition, operation and use of the Facility, independently making all decisions regarding the condition and each operation or use thereof.

                                     XXIII.

                        MISCELLANEOUS GENERAL PROVISIONS

(A) Applicable Law: This License and all matters pertinent thereto shall be construed and enforced in accordance with the Constitution and laws of the State of Texas and venue shall be in Dallas County, Texas. Notwithstanding anything herein to the Contrary, this License is expressly made subject to County's Sovereign Immunity, Title 5, TEXAS CIVIL REMEDIES CODE, and all applicable State of Texas and Federal Laws.

(B) Entire License: This License, including all Exhibits, and Addendum, constitutes the entire License between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(C) Binding Effect: This License and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that County, its successors and assigns shall be obligated to perform County's covenants under this License only during the term of this License.

(D) Severability: If any provision of this license shall be held invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(E) Default/Waiver/Mitigation: It is not a waiver of default if the non-defaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this License does not preclude pursuit of other remedies in this License or provided by law. CSC has a duty to mitigate damages.

(F) Rights and Remedies Cumulative: The rights and remedies provided by this License are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

(G) Binding Agreement/Parties Bound CSC certifies that the person executing this License has full authority and is authorized to execute License on behalf of CSC. A corporate resolution, duly passed by CSC, evidencing such authority shall be furnished to County on the date of execution of this License and constitutes a legal and binding obligation of the parties, their successors and permitted assignees.

(H) Amendment. This License may not be amended except in a written instrument specifically referring to this Agreement, approved by formal Order of Dallas County Commissioners Court, and signed by the parties hereto.

(I) Counterparts. This License may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                        XXIV.

                                 SPECIAL CONDITIONS

(A) Neither County, Dallas County Judge, Dallas County Commissioners, it employees, agents, invitees, contractors and subcontractors nor DCJB, its members, employees, agents, invitees, contractors and subcontracts shall be liable to CSC or to CSC's employees, patrons, visitors, invites, or any other person for any injury to such persons or any damage to personal property occurring on the Facility or in the Premises caused by the negligence or misconduct of CSC, its employees, or Juveniles while in the care, custody and control of CSC.

COUNTY OF DALLAS                             CORRECTIONAL SERVICES
                                             CORPORATION
BY:  Lee F. Jackson                          By: James F. Slattery
     Presiding County Judge                  Title: President and CEO

Date:  6/23/98                               Date: 6/29/98

APPROVED AS TO FORM:

By:  John Dahill
District Attorney, Civil Section